Exhibit 10.44

AMENDMENT NUMBER THREE

TO THE

TIDEWATER INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Tidewater Inc. (the “Company”) sponsors the Tidewater Inc. Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, the Plan was adopted effective July 1, 1991. The Plan has been amended from time to time, and most recently restated effective January 1, 2008, and most recently amended by Amendment Number Two executed February 19, 2009;

WHEREAS, the Board of Directors of the Company delegated to the Employee Benefit Committee (the “Committee”) the authority to approve, without the necessity of approval by the Board of Directors, all amendments that do not effect material substantive changes to the terms of the Plan;

WHEREAS, the Plan prior to this amendment provided that a payment could be delayed if it would violate a loan covenant where such violation would result in material harm to the Company; and

WHEREAS, the Committee wishes to amend the Plan to make a technical correction to comply with final regulations under Internal Revenue Code Section 409A and therefore a payment may be delayed if it would violate a loan covenant and the violation would jeopardize the ability of the Company to continue as a going concern;

NOW, THEREFORE, the Committee hereby amends the Plan, effective January 1, 2008, as follows:

Paragraph (a) of Section 7.7, Delay of Payments, is amended and restated to read as follows:

(a)

Payments that would violate loan covenants or similar contractual obligations to which the Company is a party, where such a violation would jeopardize the ability of the Company to continue as a going concern (in such case, the payment will be treated as made upon the date specified under the Plan if the payment is made during the first taxable year of the Participant in which the making of the payment would not have such effect).

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed this 17 day of December 2009.

WITNESSES:	TIDEWATER INC.

	By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
General Counsel and Secretary